Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of May 2, 2013 is entered among SEMTECH CORPORATION, a Delaware corporation, as borrower (“Borrower”), and each direct or indirect Domestic Subsidiary of Borrower, in each case as a Guarantor pursuant to the Credit Agreement (as defined below), and that is a party hereto as of the date set forth above or as is from time to time made a party hereto pursuant to Section 6.11 of the Credit Agreement by executing and delivering to Administrative Agent a Security Agreement Supplement in the form attached hereto as Annex A (each Borrower and each Guarantor being individually referred to herein as a “Grantor” and, collectively, as the “Grantors”) in favor of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely in its capacity as Administrative Agent as the representative and for the benefit of the Secured Parties (“Administrative Agent”).

RECITALS

A.                                Concurrently herewith, Borrower and each Guarantor initially a party to this Agreement are entering into that Credit Agreement dated as of the date of this Agreement (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”) with the several financial institutions party thereto as Lenders (each a “Lender,” and collectively, the “Lenders”) and HSBC Bank USA, National Association, in its separate capacities as Administrative Agent, for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer, pursuant to which the Lending Parties agree to make certain Credit Extensions to Borrower for the individual and collective benefit of Borrower and each Guarantor up to an initial aggregate available principal amount of $400,000,000 on the terms and subject to the conditions set forth therein and in the other Loan Documents.

B.                                 As a Subsidiary of Borrower, each Guarantor will obtain substantial direct and indirect benefits from the Credit Extensions made by the Lending Parties under the Credit Agreement and the other Loan Documents.

C.                                As a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lending Parties to make the Credit Extensions from time to time to Borrower for the benefit of Borrower and each Guarantor, the Lending Parties have required each of the Grantors to execute and deliver this Agreement to Administrative Agent as the representative and for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, and intending to be legally bound, each Grantor, jointly and severally, hereby represents, warrants, covenants and agrees as follows:

SECTION 1.       Defined Terms.

(a)                              Capitalized terms used but not defined in this Agreement will have the respective meanings given them in the Credit Agreement.  The rules of construction set forth in Section

1.02 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.  The following capitalized terms have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“Contract” means any contract (including any customer, vendor, supplier, service or maintenance contract), lease, license (including any License), undertaking, purchase order, permit, franchise agreement or other agreement (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which any Grantor may now hold or hereafter acquires or receives any right or interest, including with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Contractual Obligations” means, with respect to a Grantor, any and all liabilities or obligations of such Grantor under any Contract.

“Control Agreement” means a control agreement, in form and substance satisfactory to Administrative Agent in its Reasonable Discretion, executed and delivered by the applicable Grantor, Administrative Agent, and the applicable depositary bank (with respect to any Deposit Account included in the Collateral) or securities intermediary (with respect to any Securities Account included in the Collateral).

“Copyright Licenses” means all agreements pursuant to which Grantor is licensor or licensee, granting any right under any Copyright, including but not limited to, rights to manufacture, reproduce, display, distribute, perform, modify or otherwise exploit, and sell materials embodying or derived from, any Copyrighted work.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by each Grantor:  (i) all copyrights and works protectable by copyright arising or protected under the laws of the United States, any other country or any political subdivision thereof, whether registered, or unregistered and whether published or unpublished, all registrations and recordings therefor, and all applications in connection therewith, including but not limited to all registrations, recordings and applications in the United States Copyright Office, or any similar office or agency of the United States or any other country or political subdivision, or any other registry; (ii) all reissues, extensions or renewals thereof; (iii) all income, license fees, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all Copyright Licenses entered into in connection therewith and damages and payments for past, present or future infringements thereof; (iv) the right to sue for past, present and future infringements thereof; and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Credit Agreement” has the meaning set forth in the Recitals of this Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning specified for such term in the Credit Agreement.

“Intellectual Property” means any and all of the following, throughout the world: (i) Patents, Trademarks and Copyrights; (ii) mask works, designs, trade secrets, information, know-how, inventions (whether or not patentable), algorithms, databases, rights of publicity, processes, product designs, industrial designs, blueprints, drawings, customer lists, URLs and domain names, software (including software programs, source code and object code), and any other proprietary rights and processes in which the Grantor now holds or hereafter acquires any interest; (iii) registrations, applications and recordings pertaining to any of the foregoing on any registry; and (iv) Licenses.

“Investment Related Property” means any and all (i) Investment Property and (ii) Pledged Interests, Pledged Operating Agreements and Pledged Partnership Agreements, in each case regardless of whether classified as Investment Property under the UCC.  Without limitation of the preceding clauses (i) and (ii), Investment Related Property will also include all Equity Interests owned or held of record or beneficially in or by any other Person.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests pertaining to Intellectual Property, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest, and will include any renewals or extensions of any of the foregoing thereof.

“Patent Licenses” means all agreements pursuant to which Grantor is licensor or licensee, granting any right to manufacture, have made, import, use, or sell any invention covered in whole or in part by a Patent.

“Patents” means all of the following in which the Grantor now holds or hereafter acquires any interest:  (i) all patents issued by the PTO, or any similar office or agency of the United States or any other country or political subdivision, or any other registry, all recordings thereof, and all applications therefor; (ii) all reissues, continuations, continuations-in-part, extensions thereof or improvements thereon; (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all Patent Licenses entered into in connection therewith and damages and payments for past, present or future infringements thereof; (iv) the right to sue for past, present and future infringements thereof; and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Pledged Companies” means, each Person listed on Schedule IV as a “Pledged Company,” together with each other Person, all or a portion of whose Equity Interests is acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor (including (i) any Equity Interest held by another Person for the benefit of such Grantor and (ii) 100% of the issued and outstanding non-voting Equity Interests of any Foreign Subsidiary), regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing such Equity Interests, the right to receive any certificates representing any of such Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing (including, in the event of a consolidation or merger involving any Equity Interests of a Grantor, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a Subsidiary of a Grantor).

“Pledged Interests Addendum” means that addendum to this agreement listing any Pledged Interest acquired by a Grantor in the form attached hereto as Annex B.

“Pledged Note” has the meaning set forth in Section 4(f) of this Agreement.

“Pledged Operating Agreement” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreement of each of the Pledged Companies that is a limited liability company.

“Pledged Partnership Agreement” means all of each Grantor’s rights, powers, and remedies under the partnership agreement of each of the Pledged Companies that is a partnership.

“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral, including all:  (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, Documents, Accounts, contract rights, Inventory, Equipment, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral.

“PTO” means the United States Patent and Trademark Office and any successor office or agency.

“Secured Obligations” means, as to any Grantor, collectively and without limitation, any and all (i) “Obligations” or “Guaranteed Obligations,” as applicable to each Grantor, as such terms are defined in the Credit Agreement, and (ii) other debts, liabilities and reimbursement obligations, indemnity obligations and other obligations for monetary amounts, fees, expenses, costs or other sums (including attorney’s fees and any interest, fees or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding) chargeable to such Grantor pursuant to this Agreement.

“Security Agreement Supplement” means that supplement to this Agreement executed by any Person from time to time made a party hereto pursuant to Section 6.11 of the Credit Agreement by executing and delivering to Administrative Agent a Security Agreement Supplement in the form attached hereto as Annex A.

“Trademark Licenses” mean all agreements pursuant to which Grantor is licensor or licensee, granting any right to use a Trademark.

“Trademarks” means all of the following now owned or hereafter existing, adopted or acquired by the Grantor: (i) all trademarks, trade names, corporate names, business names, fictitious business names, Internet domain names, trade dress, services marks, logos and other source or business identifiers, and any other similar designations of source or origin, arising or protected under the laws of the United States, any State any other country or political subdivision thereof, whether registered or unregistered, and all goodwill connected with the use of and symbolized thereby, all registrations and recordings thereof, and all applications therefor, in the PTO, in any similar office or agency of the United States, any State, any other country or political subdivision, any Internet domain name registrar, or any other registry; (ii) all extensions or renewals thereof; (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all Trademark Licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof; (iv) the right to sue for past, present and future infringements and dilutions thereof; (v) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith; and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Agreement to an Article thereof will refer to that Article as from time to time in effect); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” will mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b)                             Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms will have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):

“Accession”

“Account”

“Account Debtor”

“Adverse Claim”

“Chattel Paper”

“Commercial Tort Claims”

“Deposit Account”

“Documents”

“Electronic Chattel Paper”

“Equipment”

“General Intangible”

“Goods”

“Instruments”

“Inventory”

“Investment Property”

“Letter-of-Credit Rights”

“Payment Intangibles”

“Securities Account”

“Software”

“Supporting Obligation”

“Tangible Chattel Paper”

(c)                               In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”  The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Section, subsection or clause in this Agreement.  Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement.  The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.  Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, will refer exclusively to such Grantor’s Collateral or any relevant part thereof.  Any reference in this Agreement to a Loan Document will include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto or renewals, extensions, replacements or restatements thereof, and as the same may be in effect at any time such reference becomes operative.  The term “including” means “including without limitation” except when used in the computation of time periods.  The terms “Administrative Agent,” “Lender,” “Lending Party,” “Swing Line Lender,” “L/C Issuer” and “Secured Party” as used herein, include their respective successors and permitted assigns.  Any requirement of a writing contained herein will be satisfied by the transmission of a Record.

SECTION 2.       Grant of Security Interest.

As security for the full, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, whether such Secured Obligations were incurred originally under any of the Loan Documents (or under any Secured Cash Management Agreement or Secured Hedge Agreement) or otherwise, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Administrative Agent, for the benefit of the Secured Parties, and hereby grants to Administrative Agent, for the benefit of the Secured Parties, a security interest in and to all of such Grantor’s respective right, title and interest in, to and under each of the following, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (all of which being hereinafter collectively called the “Collateral”):

(a)                              All Accounts;

(b)                             All Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(c)                               All Commercial Tort Claims to the extent they have been identified or described to Administrative Agent pursuant to Section 5(h);

(d)                             All Deposit Accounts;

(e)                               All Documents;

(f)                                All General Intangibles, including all Intellectual Property, Payment Intangibles and Contractual Obligations;

(g)                              All Goods, including all Equipment, Fixtures and Inventory;

(h)                             All Instruments;

(i)                                  All Investment Related Property;

(j)                                 All Letter-of-Credit Rights and Supporting Obligations;

(k)                             All Software;

(l)                                  All books and records pertaining to the Collateral;

(m)                         All Cash, Cash Equivalents or other personal property assets that now or hereafter come into the possession of any Secured Party; and

(n)                             To the extent not otherwise included, all Proceeds of each of the foregoing and all Accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;

provided that the Collateral will not include (t) any application for a trademark that would otherwise be deemed invalidated, cancelled or abandoned due to the grant of a lien thereon unless and until such time as the grant of such lien will not affect the validity of such trademark, (u) any rights or interests in any lease, license, contract, or agreement, as such or the assets subject thereto, including without limitation, interests in partnerships, joint ventures or other such non-wholly owned Subsidiaries, if under the terms of such lease, license, contract, or agreement, or applicable Law with respect thereto, the valid grant of a Lien therein or in such assets to Administrative Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained (without any obligation, unless otherwise specifically provided in the Loan Documents, to pursue such consents or waivers) or under applicable Law such prohibition cannot be waived, (w) more than 65% of the voting Equity Interests of any Foreign Subsidiary, (x) any motor vehicles or other assets subject to certificates of title, except to the extent that the perfection thereof can be accomplished by the filing of a UCC-1 (or similar) financing statement,   (y) any leasehold interest in real property, and (z) any fee owned real property which is located outside of the United States, unless requested by Administrative Agent or Required Lenders; provided, however, that the foregoing exclusions will in no way be construed (1) to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable Law (including the Bankruptcy Code) or principles of equity, (2) so as to limit, impair or otherwise affect Administrative Agent’s unconditional continuing Liens upon any rights or interests of any Loan Party in or to the proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any accounts or other receivables), or (3) to apply at such time as the condition causing such prohibition is remedied and, to the extent severable, “Collateral” will include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition.  When the term “Collateral” is used without reference to a Grantor, then it will be deemed to be a collective reference to the “Collateral” of all Grantors.

SECTION 3.       Administrative Agent’s and Secured Parties’ Rights; Limitations on Administrative Agent’s and the Secured Parties’ Obligations.

(a)                              It is expressly agreed by each Grantor that, anything in this Agreement or in any other Loan Document, including any other Collateral Document, to the contrary notwithstanding, such Grantor will remain liable under each of its Contractual Obligations (including under any Pledged Operating Agreement and Pledged Partnership Agreement) to observe and perform all the conditions and obligations to be observed and performed by it thereunder to the same extent as if this Agreement had not been executed.  Neither Administrative Agent nor any other Secured Party will have any obligation or liability under any Contractual Obligation by reason of or arising out of this Agreement or any other Loan Document, including any other Collateral Document, or the granting herein of a Lien thereon or the receipt by Administrative Agent or any other Secured Party of any payment relating to any Contractual Obligation pursuant hereto.  Neither Administrative Agent nor any other Secured Party will be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                             Unless and until an Event of Default has occurred and is continuing, except as otherwise provided in this Agreement or in any other Loan Document, including any other Collateral Document, Grantors will have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the other Loan Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual and dividend rights, will remain in the applicable Grantor until the occurrence of an Event of Default and during the continuance thereof and until Administrative Agent notifies the applicable Grantor of Administrative Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 7.

(c)                               At any time as an Event of Default has occurred and is continuing, Administrative Agent may either (i) notify Account Debtors (concurrently with notice to the applicable Grantor) and other Persons obligated on any of the Collateral that Administrative Agent has a security interest therein and that payments will be made directly to Administrative Agent, for the benefit of the Secured Parties, or (ii) direct the applicable Grantor to instruct Account Debtors and other Persons obligated on any of the Collateral to make all payments owing to such Grantor directly to Administrative Agent, for the benefit of the Secured Parties.  Once any such notice has been given to any Account Debtor or other Person obligated on Collateral, no Grantor will give any contrary instructions to such Account Debtor or other Person without Administrative Agent’s prior written consent.

(d)                             At any time as an Event of Default has occurred and is continuing, Administrative Agent may, in Administrative Agent’s own name, in the name of a nominee of Administrative Agent or in the name of any Grantor (and will concurrently therewith provide notice to the applicable Grantor), communicate (by mail, telephone, facsimile, electronic mail or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or Payment Intangibles.

(e)                               Notwithstanding any provision of any Loan Document, including any other Collateral Document, Administrative Agent, in its Reasonable Discretion, will have the right, at any time that any Grantor fails to do so, and from time to time, without prior notice, to (i) obtain insurance covering any of the Collateral to the extent required hereunder or thereunder; (ii) pay for the performance of any of the Secured Obligations; (iii) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document, including any other Collateral Document; and (iv) pay for the maintenance, repair and/or preservation of the Collateral.  Such expenses and advances will be added to the Secured Obligations until reimbursed to Administrative Agent and will be secured by the Collateral and payable on demand, and such payments by Administrative Agent will not be construed as a waiver by Administrative Agent or any Secured Party of any Event of Default or any other rights or remedies of Administrative Agent or any Secured Party.

SECTION 4.       Representations and Warranties.

Each Grantor, as of the date such Grantor becomes party to this Agreement, represents and warrants to Administrative Agent and each of the Secured Parties that:

(a)                              Such Grantor owns good title to each item of Collateral in which it has any rights (except to the extent disposed of in accordance with the terms of the Loan Documents).  Such Grantor has the power to grant the security interest and the Lien upon the Collateral upon which it purports to grant a security interest in and Lien hereunder and such Collateral is free and clear of any and all Liens other than Permitted Liens.

(b)                             Such Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms.  The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require the authorization, consent or approval of any Governmental Authority or violate any applicable Law relating to such Grantor; (ii) conflict with, result in a breach of or constitute a default under the Organizational Documents of such Grantor or by which it or any of the Collateral of such Grantor or its other property may be bound; (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Grantor is a party or by which it or any of the Collateral of such Grantor or its other property may be bound except as could not reasonably be expected to have a Material Adverse Effect; or (iv) result in or require the creation or imposition of any Lien (other than Liens in favor of the Administrative Agent) upon or with respect to any of the Collateral of such Grantor or such Grantor’s other property whether now owned or hereafter acquired.

(c)                               No effective security agreement, UCC financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by such Grantor in favor of Administrative Agent pursuant to this Agreement or any other Collateral Document, (ii) in connection with any other Permitted Lien or (iii) as of the Closing Date, with respect to the Existing Facilities (it being agreed that all such statements shall be terminated promptly after the Closing Date).

(d)                             This Agreement is effective to create a valid and continuing security interest in the Collateral, and upon, (i) the acceptance for filing of the Financing Statements listed on Schedule I naming each Grantor as “debtor” and Administrative Agent as “secured party” and describing the Collateral as “all assets” by the UCC filing office set forth on Schedule I and (ii) the filing of any necessary registrations, recordations and notices with the PTO and the United States Copyright Office, as applicable, such security interest will be perfected in favor of Administrative Agent in that portion of the Collateral as comprises (A) Collateral under the UCC with respect to which a security interest may be perfected by filing of financing statements pursuant to the UCC and (B) Intellectual Property in which a security interest may be perfected by the filing of necessary registrations, recordations or notices thereof with the PTO and the United States Copyright Office, as applicable.  Upon such perfection, such perfected security interest will be prior to all other Liens, except Permitted Liens that would be otherwise prior to such perfected security interest in favor of Administrative Agent as a matter of law.

(e)                               Schedule II sets forth (i) such Grantor’s name as it appears in the Organizational Documents filed by such Grantor with the Secretary of State or other applicable Governmental Authority in its state of incorporation or organization, (ii) all prior legal names of such Grantor during the past five years, (iii) the type of entity of such Grantor, the organizational identification number issued by such Grantor’s state of incorporation or organization or a statement that no such number has been issued, (iv) such Grantor’s state of organization or incorporation, (v) the location of such Grantor’s (A) chief executive office and, if different, location where such Grantor maintains its books and records pertaining to the Collateral, (B) other offices, all third party warehouses, consignees and processors with whom Inventory or other Collateral with a book value in excess of $500,000 is stored or located and (C) any other premises where Collateral with a book value in excess of $500,000 is stored or located (other than mobile goods and Inventory and other Collateral in transit or temporarily at a location for repairs or maintenance in the ordinary course of business).  Such Grantor has only one state of incorporation or organization.

(f)                                Schedule III (as updated by the Grantors from time to time pursuant to Section 6.02 of the Credit Agreement) lists all Instruments, Documents, Letter-of-Credit Rights and Chattel Paper (in each case evidencing an obligation, direct or contingent, in excess of $500,000; provided that Schedule III lists all Instruments, Documents, Letter-of-Credit Rights and Chattel Paper owing to any Grantor from Borrower or any Subsidiary of Borrower) in which such Grantor has an interest.  All action by such Grantor requested by Administrative Agent that is necessary to protect and perfect the security interest of Administrative Agent on each item set forth on Schedule III (as updated by the Grantors from time to time pursuant to Section 6.02 of the Credit Agreement) hereto (including the delivery of all originals thereof to Administrative Agent and the legending of all Chattel Paper, in each case as required by this Agreement), to the extent requested by Administrative Agent, in its Reasonable Discretion, has been duly taken.  There is no default, breach, violation, or event of acceleration existing under any promissory note constituting Collateral and pledged hereunder (each a “Pledged Note”) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note.  No Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration under such Pledged Note.

(g)                              Schedule IV lists, so as to reasonably identify such Pledged Interests and such other Investment Related Property, (i) each Pledged Company in which such Grantor has any Pledged Interest and lists each such Pledged Interest, whether certificated or uncertificated, including by type, class, certificate number and/or amount, and each Pledged Operating Agreement and Pledged Partnership Agreement, and (ii) all other Investment Related Property, including each Securities Account.  (A) Such Grantor is and will at all times be the sole holder of record and the legal and beneficial owner of the Pledged Interests indicated on Schedule IV as being owned by such Grantor free and clear of all Liens and of all Adverse Claims, except for the security interest created in favor of Administrative Agent by this Agreement and non-consensual statutory Liens that are Permitted Liens; (B) all of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule IV as supplemented or modified by any Pledged Interests Addendum or any Security Agreement Supplement; (C) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, Administrative Agent’s security interest in the Investment Related Property and the proceeds thereof, have been duly taken upon (1) the execution and delivery of this Agreement, (2) delivery to Administrative Agent of any certificated securities constituting the Pledged Interests, together with undated powers endorsed in blank by the applicable Grantor, (3) the filing of Financing Statements in the applicable UCC filing office set forth set forth on Schedule I for such Grantor with respect to the Pledged Interests of such Grantor, and (4) with respect to any Securities Accounts (other than any Securities Account not required to be subject to a Control Agreement pursuant to Section 5(e)), the delivery of Control Agreements meeting the requirements of Section 8-106(d) of the UCC with respect to the security entitlements credited thereto; and (D) such Grantor has delivered to and deposited with Administrative Agent (or, with respect to any Pledged Interests created or obtained after the Closing Date, will deliver and deposit) all original certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are securities which are represented by a certificate, and undated powers endorsed in blank with respect to such certificates.  None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar Laws of any jurisdiction to which such issuance or transfer may be subject.

(h)                             Schedule V (as updated by the Grantors from time to time pursuant to Section 6.02 of the Credit Agreement), lists (i) each Copyright owned by any Grantor, including those Copyrights registered with the United States Copyright Office (or for which an application for registration is currently pending) and (ii) each Patent or Trademark owned by any Grantor, including those Patents and Trademarks registered with the PTO (or for which an application for registration is currently pending).  Except as could not be reasonably expected to have a Material Adverse Effect, (A) no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Intellectual Property of any Grantor and (B) all applications pertaining to the Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.  No Grantor has made any assignment or agreement in conflict with the security interest in the Intellectual Property of any Grantor hereunder, except as explicitly permitted by the Credit Agreement.

(i)                                  None of the Collateral consists of, or is the Proceeds of, (i) as-extracted collateral; (ii) consumer goods; (iii) farm products; (iv) manufactured homes; (v) standing timber; (vi) an aircraft, airframe, aircraft engine or related property; (vii) an aircraft leasehold interest; or (viii) any other interest in or to any of the foregoing.

SECTION 5.       Covenants.

Each Grantor covenants and agrees with Administrative Agent that, from and after the date of this Agreement until termination of the Aggregate Commitments and payment in full of all Secured Obligations:

(a)                              Further Assurances.  At any time and from time to time upon the written request of Administrative Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Administrative Agent may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights and powers herein granted, including using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Administrative Agent of any Contractual Obligation held by such Grantor and to enforce the security interests granted hereunder.

(b)                             Authorization to File Financing Statements.  Such Grantor hereby irrevocably authorizes Administrative Agent at any time and from time to time to file in any UCC filing office any initial Financing Statements and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or as being of an equal or lesser scope or with greater detail; and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.  Such Grantor agrees to furnish any such information to Administrative Agent promptly upon Administrative Agent’s reasonable written request.  Such Grantor also hereby ratifies any and all financing statements or amendments previously filed against such Grantor by Administrative Agent with respect to the Secured Obligations in any jurisdiction.

(c)                               Possession of Collateral.  Such Grantor will deliver to Administrative Agent the originals of all Collateral consisting of certificated securities, negotiable Documents, Tangible Chattel Paper and Instruments (other than, unless expressly requested by Administrative Agent, negotiable Documents, Tangible Chattel Paper and Instruments in each case evidencing an obligation, direct or contingent, of less than $500,000; provided that such Grantor will deliver to Administrative Agent all original certificated securities, negotiable Documents, Tangible Chattel Paper and Instruments owing to such Grantor from Borrower or any Subsidiary of Borrower), in each case, accompanied by undated stock powers, assignments separate from securities, allonges or other instruments of transfer executed in blank as are reasonably requested by Administrative Agent, promptly after such Grantor receives the same; provided that so long as no Event of Default has occurred and is continuing, promptly upon such Grantor’s request, Administrative Agent will make available to such Grantor, for purposes of presentation, collection and renewal (any such arrangement to be effected, to the extent deemed appropriate by Administrative Agent, against trust receipt or like document), any Instruments, negotiable Documents and Tangible Chattel Paper previously pledged and delivered to Administrative Agent by such Grantor.  If any Grantor retains possession of any Tangible Chattel Paper or Instruments (other than checks and other items received and deposited by such Grantor for collection in the ordinary course of business) with Administrative Agent’s consent, such Tangible Chattel Paper and Instruments will be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of HSBC Bank USA, National Association, as Administrative Agent, for the benefit of certain Secured Parties.”

(d)                             Landlord and Bailee Letters.  Such Grantor will, upon the reasonable request of Administrative Agent, (i) use commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees with respect to any location where Grantor maintains Collateral having a book value or a fair market value, whichever is greater, in excess of $500,000, and (ii) with respect to any bailee having possession of such Grantor’s property constituting Collateral having a book value or a fair market value, whichever is greater, in excess of $500,000, signed waivers or subordinations of Liens and acknowledgements from such bailee that they hold such Collateral for the benefit of Administrative Agent.

(e)                               Control Agreements.  Such Grantor will, upon the request of Administrative Agent, (i) with respect to any Deposit Account or Securities Account as to which such Grantor is the customer or in which any financial assets of such Grantor (other than (x) pension fund, workers’ compensation and other similar employee wage and benefit accounts, (y) payroll and tax withholding accounts, and (z) any Deposit Account or Securities Account which the aggregate amount contained therein at any time does not exceed $250,000 individually or $1,000,000 in the aggregate for all Deposit Accounts and Securities Accounts excluded pursuant to this clause (z)) are carried, enter into, and use commercially reasonable efforts to cause the applicable depository institution or securities intermediary to enter into, a Control Agreement in form and substance satisfactory to Administrative Agent in its Reasonable Discretion, and (ii) with respect to any uncertificated security comprising Investment Related Property, take such actions as to cause Administrative Agent’s security interest therein to be perfected by “control” within the meaning of Section 8-106 of the UCC.

(f)                                Letter-of-Credit Rights.  If such Grantor is or becomes the beneficiary of a letter of credit having a value in excess of $500,000, such Grantor will, upon Administrative Agent’s reasonable request, enter into, and use commercially reasonable efforts to cause the issuer and/or confirmation bank of such letter of credit to enter into, a tri-party agreement with Administrative Agent and the issuer and/or confirmation bank with respect to the Letter-of-Credit Rights arising from such letter of credit, assigning such Letter-of-Credit Rights to Administrative Agent and directing all payments as provided by Administrative Agent, all in form and substance satisfactory to Administrative Agent in its Reasonable Discretion.

(g)                              Electronic Chattel Paper.  If such Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor will take all steps reasonably necessary to grant Administrative Agent control of all Electronic Chattel Paper having a value in excess of $500,000 in accordance with the UCC and all “transferable records” having or evidencing a value in excess of $500,000.

(h)                             Commercial Tort Claims.  Each Grantor will promptly notify Administrative Agent in writing upon obtaining a Commercial Tort Claim which could reasonably be expected to result in awarded damages in excess of $500,000 and describe such Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims.

(i)                                  Intellectual Property Collateral.

(i)                                  Such Grantor will not file any application for the registration of Intellectual Property which constitutes Collateral with the PTO or the United States Copyright Office or any similar office or agency in the United States of America, or any state therein, unless such Grantor notifies Administrative Agent of such action no later than as part of the

Collateral update report required to be delivered pursuant to Section 6.02 of the Credit Agreement for the Fiscal Period during which such action occurred.

(ii)                              Such Grantor will not do any act, or omit to do any act, whereby any Intellectual Property which constitutes Collateral material to such Grantor or such Grantor’s business, as determined by Grantor in good faith, may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable unless such Grantor, in its commercially reasonable judgment, determines such act or omission is desirable in the conduct of its business.

(iii)                          Such Grantor will render any assistance, as Administrative Agent may determine is necessary in its Reasonable Discretion, to Administrative Agent or any Secured Party in any proceeding before the PTO, the United States Copyright Office, any federal or state court, or any similar office or agency in the United States of America, or any state therein, to protect Administrative Agent’s security interest therein, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

(iv)                          Such Grantor will promptly notify Administrative Agent in writing of any adverse determination in any proceeding in the PTO, the United States Copyright Office, or any other any international, foreign, federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, administrative tribunal or public utility, regarding such Grantor’s claim of ownership in any portion of the Intellectual Property material to the Business of the Borrower and its Subsidiaries taken as a whole.

(v)                              In the event of any material infringement by a third party of any Intellectual Property which constitutes Collateral owned by such Grantor that is material to the Business of the Borrower and its Subsidiaries taken as a whole, as determined by Grantor in good faith, such Grantor will promptly notify Administrative Agent in writing of such infringement and will take such appropriate action, which may include letters to cease and desist and the commencement and diligent pursuit of litigation to enjoin and seek damages for such infringement, as such Grantor will determine in its commercially reasonable judgment.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, but will not be required to itself take, any such action in the name of such Grantor, and such Grantor hereby appoints Administrative Agent the true and lawful attorney of Grantor, for it and in its name, place and stead, on behalf of Grantor, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to such Grantor, net of costs and reasonable attorneys’ fees, to be applied to the Secured Obligations.

(vi)                          Except as expressly permitted by the Credit Agreement (including Section 7.09(c) thereof), no Grantor will enter into any License whereby such Grantor receives any license or rights in Intellectual Property owned by another Person and which License is material to the conduct of such Grantor’s business unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such License (and all rights of Grantor thereunder) to Administrative Agent (and any transferee of Administrative Agent).

(j)                                 Government Contracts.  If one of more Accounts or Chattel Paper providing for payment to any Grantor in excess of $1,000,000 individually or $5,000,000 in the aggregate arises out of one of more Contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors will promptly notify Administrative Agent thereof in writing and execute any instruments or take any steps required by Administrative Agent, in its Reasonable Discretion, in order that all moneys due or to become due under such Contract will be assigned to Administrative Agent, and will provide written notice thereof under the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.) or other applicable Law.

(k)                             Investment Related Property.

(i)                                  If such Grantor receives or becomes entitled to receive any Pledged Interests after the Closing Date, it will promptly (and in any event within the applicable period provided by Section 6.11 of the Credit Agreement) deliver to Administrative Agent a duly executed Pledged Interests Addendum in the form attached as Annex B identifying such Pledged Interests.

(ii)                              Such Grantor will not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than as permitted by the Credit Agreement or the other Loan Documents.

(iii)                          Each Grantor agrees that it will cooperate with Administrative Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign Law to effect the perfection of the security interest on the Investment Related Property or to effect any sale or transfer thereof.

(l)                                  Pledged Notes.  Grantors (i) will not, upon the occurrence and during the continuance of an Event of Default, without the prior written consent of Administrative Agent, (A) waive or release any material obligation of any Person that is obligated under any of the Pledged Notes or (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes; (ii) will not, other than Dispositions permitted by the Credit Agreement, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes in a manner that is adverse in any material respect to the interests of Administrative Agent and the Secured Parties hereunder; and (iii) will provide to Administrative Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.

(m)                         Maintenance of Records.  Such Grantor will keep and maintain, at its own cost and expense, accurate and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Such Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interest granted hereby.

(n)                             Further Identification of Collateral.  Subject to and without limitation of Section 6.02 of the Credit Agreement, such Grantor will, if requested by Administrative Agent, in its Reasonable Discretion, furnish to Administrative Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail.

(o)                              Terminations; Amendments Not Authorized.  Such Grantor acknowledges that it is not authorized to file any Financing Statement or amendment or termination statement with respect to any Financing Statement filed in favor of Administrative Agent without the prior written consent of Administrative Agent and agrees that it will not do so without the prior written consent of Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(p)                             Limitations on Modifications of Accounts, Etc.  Upon the occurrence and during the continuation of any Event of Default, such Grantor will not, without Administrative Agent’s prior written consent, grant any extension of the time of payment of any of Account, Chattel Paper or Instrument or amounts due under any Contract, Letter-of-Credit Right or Investment Property, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than credits or discounts granted in the ordinary course of business of such Grantor.

(q)                             Maintenance of Insurance.  Such Grantor will maintain, with financially sound and reputable insurance companies, the insurance policies covering the Collateral as required by Section 6.06 of the Credit Agreement.

(r)                               Taxes, Assessments, Etc.  Such Grantor will pay promptly when due or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral of such Grantor, except to the extent and in the manner permitted by the Credit Agreement.

(s)                                Limitations on Disposition.  Such Grantor will not sell, lease, license, transfer or otherwise dispose of any of such Collateral, or attempt or contract to do so, except as permitted by the Credit Agreement.

(t)                                 Notices.  Such Grantor will advise Administrative Agent promptly upon obtaining knowledge thereof, in reasonable detail, of (i) any Lien, other than Permitted Liens, attaching to or asserted against any material portion of its Collateral and (ii) the occurrence of any other event which could, with reasonable likelihood, cause or result in a Material Adverse Effect with respect to the Collateral or on the security interest created hereunder.

(u)                             Maintenance of Facilities.  Such Grantor will maintain and protect its properties, assets and facilities, including its Equipment and Fixtures in good order and working repair and condition (ordinary wear and tear excepted) and from time to time make or cause to be made needed and proper repairs, renewals and replacements thereto as necessary and will competently manage and care for its property in accordance with prudent industry practices.  Notwithstanding the foregoing, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its properties, assets or facilities if such discontinuance is (a) in such Grantor’s judgment, desirable in the conduct of its business, and (b) not prohibited by the Credit Agreement.

SECTION 6.       Administrative Agent’s Appointment as Attorney-in-Fact.

(a)                              Subject to Section 6(b) below, each Grantor hereby irrevocably constitutes and appoints Administrative Agent, and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time at Administrative Agent’s Reasonable Discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

(i)                                  to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any of such Grantor’s Collateral and, in the name of such Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any such Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such monies due under any such Collateral whenever payable;

(ii)                              to pay or discharge any Liens, including any tax lien, levied or placed on or threatened against such Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions will be on behalf and for the benefit of the Secured Parties and Administrative Agent and not such Grantor; and

(iii)                          to (A) direct any Person liable for any payment under or in respect of any of such Collateral to make payment of any and all monies due or to become due thereunder directly to Administrative Agent or as Administrative Agent will direct, (B) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any such Collateral, (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to such Collateral, (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect such Collateral or any part thereof and to enforce any other right in respect of any such Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any such Collateral, (F) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Administrative Agent may deem appropriate, (G) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as

Administrative Agent will in its sole discretion determine and (H) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Administrative Agent may reasonably deem necessary to protect, preserve or realize upon such Collateral and Administrative Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)                             Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to Administrative Agent, as the representative and for the benefit of the Secured Parties, pursuant to this Section 6.  Each Grantor hereby ratifies, to the extent permitted by applicable Law, all that said attorney will lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and will be irrevocable until the repayment in full of the Secured Obligations and the termination of all Commitments under the Credit Agreement.

(c)                               The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s and the Secured Parties’ interests in the Collateral and will not impose any duty upon Administrative Agent to exercise any such powers.  Except as set forth in Section 11, Administrative Agent will have no duty as to any Collateral, including any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (ii) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Related Property, whether or not Administrative Agent has or is deemed to have knowledge of such matters.  Without limiting the generality of the preceding sentence, Administrative Agent will be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the applicable Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default.  Failure of Administrative Agent to comply with any such request at any time will not in itself be deemed a failure to exercise reasonable care.  Administrative Agent will be accountable only for amounts that it actually receives as a result of the exercise of powers granted to it under this Agreement and neither it nor any of its officers, directors, employees, agents or representatives will be responsible to any Grantor for any act or failure to act, except to the extent that they acted with gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(d)                             Each Grantor also authorizes Administrative Agent, on behalf of itself and the Secured Parties, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract of such Grantor with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto; and (ii) execute, in connection with the sale of such Grantor’s Collateral provided for in Section 8, any endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral.

(e)                               If any Grantor fails to perform or comply with any of its agreements contained herein and Administrative Agent or any Secured Party, as provided for by the terms of this Agreement, will perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorney’s fees, of Administrative Agent or such Secured Party, incurred in connection with such performance or compliance will be payable by such Grantor to Administrative Agent within ten Business Days of written demand and will constitute Secured Obligations secured hereby.

SECTION 7.       Voting Rights.

(a)                              Upon the occurrence and during the continuation of an Event of Default, (i) Administrative Agent may, at its option, upon prior notice to any Grantor, and in addition to all rights and remedies available to Administrative Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Administrative Agent obligated by the terms of this Agreement to exercise such rights; and (ii) if Administrative Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Administrative Agent such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and will be irrevocable until termination of the Aggregate Commitments and the payment in full of all Secured Obligations.

(b)                             For so long as any Grantor will have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that, in its capacity as the actual or beneficial owner of such Pledged Interest, it will not, without the prior written consent of Administrative Agent, vote or take any consensual action with respect to such Pledged Interests which could reasonably be expected to materially adversely affect the rights of Administrative Agent or any Secured Party.

SECTION 8.       Rights and Remedies Upon Default.

If any Event of Default has occurred and is continuing, Administrative Agent will have the following rights and remedies as set forth in this Section 8:

(a)      If any Event of Default has occurred and is continuing, in addition to all other rights and remedies granted to it under this Agreement and the other Loan Documents, including the Collateral Documents, or under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, Administrative Agent may exercise all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable Law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by such Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Administrative Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  To the extent any Grantor has the right to do so, such Grantor authorizes Administrative Agent, on the terms set forth in this Section 8, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge or other Lien which, in the opinion of Administrative Agent, appears to be prior or superior to its security interest.  Each Grantor further agrees, at Administrative Agent’s request, to assemble its Collateral and make it available to Administrative Agent during regular business hours and at places which Administrative Agent reasonably selects, whether at such Grantor’s premises or elsewhere.  To the maximum extent permitted by applicable Law, each Grantor waives all claims, damages, and demands against Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent or any Secured Party acted with gross negligence or willful misconduct.  Each Grantor agrees that Administrative Agent need not give more than ten days’ notice (which notification will be deemed given to the Grantors in accordance with Section 10.02 of the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of sale.  Administrative Agent or any Secured Party will have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Each Grantor further agrees that Administrative Agent has the right to (and, at the direction of the Required Lenders will) credit bid all or any portion of the amount of the then outstanding Secured Obligations at any sale.  Each Grantor will remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which Administrative Agent and the Secured Parties are entitled from such Grantor, such Grantor also being liable for the attorney’s fees of any attorneys employed by Administrative Agent or any Secured Party to collect such deficiency.  Each Grantor agrees that the internet constitutes a “place” for the purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a License is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner and time) within the meaning of Section 9-610 of the UCC.  Administrative Agent and the Secured Parties will apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(f), with each Grantor remaining jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the

Collateral and the aggregate amount of the Secured Obligations after such application, and only after so paying over such net proceeds and after the payment by Administrative Agent of any other amount required by any provision of law, need Administrative Agent account for the surplus, if any, to any Grantor.

(b)       As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Administrative Agent determines to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold will not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended, the “Act”), Administrative Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Administrative Agent may deem necessary or advisable, but subject to the other requirements of this Section 8(b), and will not be required to effect such registration or cause the same to be effected.  Without limiting the generality of the foregoing, in any such event Administrative Agent may, in its sole discretion, (i) in accordance with applicable securities Laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or has been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In addition to a private sale as provided above in this Section 8(b), if any of such Collateral will not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Administrative Agent will not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Administrative Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other Laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.  Each Grantor further agrees that:  (A) if Administrative Agent will, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion of them to be sold at a private sale, Administrative Agent will have the right to rely upon the advice of any nationally recognized brokerage or investment firm (but will not be obligated to seek such advice and the failure to do so will not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interests or any portion thereof for sale and as to the best price reasonably obtainable at a private sale thereof; and (B) such reliance will be conclusive evidence that Administrative Agent has handled the disposition in a commercially reasonable manner.

(c)        Each Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and each Grantor further agrees that such compliance will not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor will Administrative Agent nor any of the Secured Parties be liable or accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d)       Except as otherwise expressly permitted herein, each Grantor hereby waives presentment, demand for payment, protest or any notice of default or nonpayment to or upon any of the Borrower or any other Loan Party (to the maximum extent permitted by applicable Law) with respect to the Secured Obligations.

(e)        Each Grantor agrees that a breach of any covenants contained in this Section 8 to be provided by this Agreement will cause irreparable injury to Administrative Agent, on behalf of itself and the Secured Parties, that in such event Administrative Agent and the Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 8 will be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

(f)        Following the occurrence and during the continuation of an Event of Default or following any exercise of remedies provided for in this Section 8, any amounts received on account of the Secured Obligations will be applied by Administrative Agent as set forth in Section 8.05 of the Credit  Agreement.

SECTION 9.       Rights and Remedies Not Exclusive.

No failure or delay on the part of Administrative Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document, including any Collateral Document, will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  As among the Secured Parties on one hand and the Grantors on the other hand, Administrative Agent and the Secured Parties will have the right in their sole discretion to determine which rights, Liens and/or remedies Administrative Agent and/or any of the Secured Parties may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Administrative Agent’s or any Secured Party’s rights, Liens or remedies hereunder or under any other Loan Document, including any Collateral Document, applicable Law or at equity.  The enumeration of any rights and remedies in this Agreement or in any other Loan Document, including any Collateral Document, is not intended to be exhaustive, and all rights and remedies of Administrative Agent and the Secured Parties described in this Agreement or in any other Loan Document, including any Collateral Document, are cumulative and are not alternative to or exclusive of any other rights or remedies which Administrative Agent or any Secured Party otherwise may have.  The partial or complete exercise of any right or remedy will not preclude any other further exercise of such or any other right or remedy.

SECTION 10.                                               Grant of License to Intellectual Property.

Solely for the purpose of enabling Administrative Agent to exercise its rights and remedies under Section 8, and effective only during such time as Administrative Agent will be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or, to the extent permitted by an applicable License, sublicense any Copyright, Patent or Trademark, and to exercise any rights held by such Grantor under any License, now owned or hereafter acquired by such Grantor or in which such Grantor now holds or hereafter acquires any interest, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, subject to any applicable restrictions or limitations contained in such License.

SECTION 11.                                               Limitation on Administrative Agent’s and the Secured Parties’ Duty in Respect of Collateral.

Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, will be to deal with it in substantially the same manner as Administrative Agent deals with similar property for its own account.  Neither Administrative Agent nor any Secured Party nor any of their respective officers, directors, employees, representatives or agents will, except, in each case to the extent required under any non-waivable provisions of applicable Law, be (a) liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or (b) under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on Administrative Agent and the Secured Parties hereunder are solely to protect Administrative Agent’s and the Secured Parties’ interests in the Collateral and will not, except to the extent required under any non-waivable provision of applicable Law, impose any duty upon Administrative Agent or any Secured Party to exercise any such powers.

SECTION 12.                                               Reinstatement.

This Agreement will remain in full force and effect and continue to be effective against each Grantor should any petition be filed by or against such Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s property and assets, and will continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations will be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 13.                                               Miscellaneous.

(a)        Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication will or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication will be in writing and will be given in the manner, and deemed received, as provided for in Section 10.02 of the Credit Agreement.

(b)       Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby and (ii) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(c)        Headings.  The various headings in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement or any provisions hereof.

(d)       Amendments and Waivers.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom will in any event be effective unless the same is in writing and signed by the parties hereto, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided, however, that Schedules to this Agreement may be supplemented through Security Agreement Supplements executed by a Grantor and accepted by Administrative Agent.

(e)        Termination of this Agreement.  Subject to Sections 5(o) and 12, this Agreement will terminate upon the payment in full of the Secured Obligations and the termination of all Commitments under the Credit Agreement.  Upon termination of this Agreement in accordance with its terms, Administrative Agent agrees to take such actions as any Grantor may reasonably request, at the sole cost and expense of such Grantor, including the filing of a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) to evidence the satisfaction and termination of this Agreement and the release of any security interest granted herein or authorizing such Grantor to file such instrument, and will duly assign, transfer and deliver to such Grantor such of the Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

(f)        Release of Collateral.  Prior to the termination of this Agreement, upon any sale or other disposition of title in or to any assets of any Grantor constituting Collateral permitted under Section 7.05 of the Credit Agreement, Administrative Agent, at the request of the applicable Grantor, will execute and deliver to such Grantor such instruments (including UCC partial release statements) acknowledging the release of Administrative Agent’s security interest in such Collateral so sold or otherwise disposed of and assign, transfer and deliver to such Grantor such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement and Administrative Agent will record such instruments with the PTO and the United States Copyright Office as may be necessary to evidence the release of Administrative Agent’s security interest in such Collateral; provided that such security interest will continue to attach to and be perfected in the Proceeds of such Collateral and to be applied to the Secured Obligations in accordance with, and to the extent required by, the Credit Agreement, including Sections 2.05 and 8.05 thereof.

(g)        Successor and Assigns.  This Agreement and all obligations of each of the Grantors hereunder will be binding upon the successors and assigns of each such Grantor, and will, together with the rights and remedies of Administrative Agent hereunder, inure to the benefit of Administrative Agent and the Secured Parties, and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein will in any manner affect the security interest created herein and granted to Administrative Agent hereunder.

(h)       Expenses.  Without limiting each Grantor’s obligations under the Credit Agreement or the other Loan Documents, including any other Collateral Document, each Grantor agrees to pay upon demand to Administrative Agent the amount of any and all reasonable and documented out-of-pocket expenses, including the fees (including reasonable attorneys’ fees), disbursements and other charges of its counsel and of any experts or agents that Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, the perfection of a security interest in, or any sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Administrative Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof or otherwise in respect of the Collateral.

(i)         Indemnification.  Each Grantor agrees to pay, indemnify, and hold Administrative Agent and each Secured Party and each of their respective predecessors, affiliates, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Indemnified Amounts”) brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related in any way to or connected with this Agreement, including, the exercise by Administrative Agent or any Secured Party of any of its rights and remedies under this Agreement or any other action taken by Administrative Agent or any Secured Party pursuant to the terms of this Agreement; provided, however, a Grantor will have no obligation hereunder to any Indemnified Person with respect to Indemnified Amounts to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.  The provisions of this Section 13(i) will survive the repayment in full of all the Secured Obligations and the termination of all Commitments under the Credit Agreement.

(j)        Relation to other Collateral Documents.

(i)         In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement will control.

(ii)        The provisions of the Grants of Security Interest (Patents), Grants of Security Interest (Trademarks), and Grants of Security Interest (Copyrights) are supplemental to the provisions of this Agreement, and nothing contained in the Grants of Security Interest (Patents), Grants of Security Interest (Trademarks), or Grants of Security Interest (Copyrights) will limit any of the rights or remedies of Administrative Agent hereunder.  In the event of any conflict between any provision in this Agreement and a provision in a Grant of Security Interest (Patents), Grant of Security Interest (Trademarks), or Grant of Security Interest (Copyrights), such provision of this Agreement will control.

(k)       Additional Grantors.  If, pursuant to Section 6.11 of the Credit Agreement, Borrower is required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary will execute and deliver to Administrative Agent a Security Agreement Supplement substantially in the form of Annex A and will thereafter for all purposes be party hereto as a “Grantor” and have the same rights, benefits and obligations as a Grantor initially party hereto.

(l)         Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.  The terms of Sections 10.16 and 10.17 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and each party hereto agrees to such terms.

(m)      Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract.  Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (such as by “pdf”) will be as effective as delivery of a manually executed counterpart of this Agreement.

(n)       Security Interest Absolute.  All rights of Administrative Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder, will be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any Loan Document, including this Agreement or any other Collateral Document, or any other agreement with respect to any of the Secured Obligations, (ii) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, including this Agreement or any other Collateral Document, or any other agreement or instrument relating to any of the foregoing, in each case in accordance with its terms, (iii) any exchange, release or non-perfection of any Lien on other Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than the repayment in full of all the Secured Obligations and the termination of all Commitments under the Credit Agreement).

(o)        Joint and Several Obligations of the Grantors. THE OBLIGATIONS OF THE GRANTORS HEREUNDER WILL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GRANTOR CONFIRMS THAT ITS COLLATERAL MAY BE SOLD AND THE PROCEEDS THEREOF APPLIED TO THE FULL AMOUNT OF THE “SECURED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GRANTORS HEREUNDER.

(p)       Secured Parties.  Each Secured Party that is not a party to the Credit Agreement who obtains the benefit of this Agreement will be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, Administrative Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized signatory on the date first set forth above.

GRANTORS:

SEMTECH CORPORATION,
a Delaware corporation

By:	/s/ Emeka Chukwu
	Name:	Emeka Chukwu
	Title:	Senior Vice President, Finance, and Chief Financial Officer

GENNUM US HOLDINGS LIMITED,
a Delaware corporation

By:	/s/ Emeka Chukwu
	Name:	Emeka Chukwu
	Title:	President and Treasurer

GENNUM US LIMITED,
a Delaware corporation

By:	/s/ Emeka Chukwu
	Name:	Emeka Chukwu
	Title:	President and Treasurer

SEMTECH CORPUS CHRISTI CORPORATION,
a Texas corporation

By:	/s/ Emeka Chukwu
	Name:	Emeka Chukwu
	Title:	President and Chief Financial Officer

SEMTECH NEW YORK CORPORATION,
a Delaware corporation

By:	/s/ Emeka Chukwu
	Name:	Emeka Chukwu
	Title:	President and Chief Financial Officer

[Signature Page to Security Agreement]

SEMTECH SAN DIEGO CORPORATION,
a California corporation

			By:	/s/ Emeka Chukwu
				Name:	Emeka Chukwu
				Title:	President and Chief Financial Officer

SIERRA MONOLITHICS, INC.,
a California corporation

			By:	/s/ Emeka Chukwu
				Name:	Emeka Chukwu
				Title:	President and Chief Financial Officer

Accepted and acknowledged by:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Ecliff Jackman
	Name:	Ecliff Jackman
	Title:	Assistant Vice President

[Signature Page to Security Agreement]

SCHEDULE I
to
SECURITY AGREEMENT

Filing Jurisdictions

SCHEDULE II
to
SECURITY AGREEMENT

Schedule of Organizational Identification, Offices,
Locations of Collateral
and Records Concerning Collateral

I.                                      Each Grantor’s official name:

II.                                Prior official names of each Grantor:

III.                          Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

IV.                          Organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued:

V.                                State of organization or incorporation of each Grantor:

VI.                          Chief executive office and other location of books and records of each Grantor:

VII.                    Warehouses, Consignees and Processors:

VIII.              Other premises at which Collateral is stored or located:

SCHEDULE III
to
SECURITY AGREEMENT

Instruments, Documents, Chattel Paper
and Letter-of-Credit Rights

SCHEDULE IV
to
SECURITY AGREEMENT

Pledged Interests and Other Investment Related Property

SCHEDULE V
to
SECURITY AGREEMENT

Intellectual Property

Trademarks

Grantor	Mark	Application/ Registration No.	Application/ Registration Date

Patents

Grantor	Patent	Application/ Registration No.	Application/ Registration Date

Copyrights

Grantor	Copyright	Registration No.	Registration Date

ANNEX A TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

THIS SECURITY AGREEMENT SUPPLEMENT dated as of                                 , 201     (this “Supplement”) executed and delivered by                                         , a                                            (the “New Grantor”) in favor of HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent, as the representative and for the benefit of the Secured Parties (in such capacity, “Administrative Agent”).

RECITALS

A.        Semtech Corporation, a Delaware corporation, as borrower (“Borrower”) and each direct and indirect Domestic Subsidiary of Borrower initially a party thereto, as guarantors, entered into that Credit Agreement dated as of May [2], 2013 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”) with the several financial institutions party thereto as Lenders (each a “Lender,” and collectively, the “Lenders”) and HSBC Bank USA, National Association, in its separate capacities as Administrative Agent, for the benefit of the Secured Parties, and as Swing Line Lender and L/C Issuer, pursuant to which the Lending Parties agree to make certain Credit Extensions to Borrower for the individual and collective benefit of Borrower and each Guarantor up to an initial aggregate available principal amount of $350,000,000 on the terms and subject to the conditions set forth therein and the other Loan Documents.

B.        As a Subsidiary of Borrower, each Guarantor will obtain substantial direct and indirect benefits from the Credit Extensions made by the Lending Parties under the Credit Agreement and the other Loan Documents.

C.        As a condition precedent to the effectiveness of the Credit Agreement and the other Loan Documents, Borrower and each Guarantor (Borrower and each such Guarantor being referred to therein and herein as an “Grantor” and, collectively, as the “Grantors”) have executed and delivered that Security Agreement dated as of May [2], 2013 (as the same may be further amended, modified, supplemented or restated from time to time, the “Security Agreement”) in favor of Administrative Agent, as the representative and for the benefit of the Secured Parties.

D.        It is a condition precedent to the continued Credit Extensions by the Lending Parties under the Loan Documents that the New Grantor execute this Supplement to become a party to the Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Grantor, the New Grantor hereby agrees as follows:

Section 1.  Accession to Security Agreement; Grant of Security Interest.  The New Grantor hereby agrees to join and be bound by the Security Agreement, jointly and severally with the other Grantors, as a new “Grantor” thereunder and assumes all obligations of a

“Grantor” thereunder, all as if the New Grantor had been an original signatory to the Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby:

(a)        assigns, conveys, mortgages, pledges, hypothecates and transfers to Administrative Agent, as the representative and for the benefit of the Secured Parties, and grants to Administrative Agent, as the representative and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, all as collateral security for the full, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations;

(b)        makes to Administrative Agent and the Secured Parties as of the date hereof each of the representations and warranties contained in Section 4 of the Security Agreement and agrees to be bound by each of the covenants contained in the Security Agreement including, without limitation, those contained in Section 5 thereof; and

(c)        consents and agrees to each other provision set forth in the Security Agreement.

Section 2.  Supplement to Schedules.  The information set forth in Annex 1 attached hereto is hereby added to the information set forth in Schedules I through V of the Security Agreement.

Section 3.  Governing Law. The terms of Section 13(l) of the Security Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and each New Grantor hereto agrees to such terms.

Section 4.  Definitions.  Capitalized terms used herein and not otherwise defined herein will have their respective defined meanings given them in the Credit Agreement or the Security Agreement.

IN WITNESS WHEREOF, the New Grantor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officers as of the date first written above.

[NEW GRANTOR]

By:
Name:
Title:

Address for Notices:

Attn:
	Telephone:	( ) -
	Facsimile:	( ) -

Accepted:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Title:
Name:

(Signature Page to Security Agreement Supplement)

ANNEX B TO SECURITY AGREEMENT

FORM OF FORM PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of [                      ], 201    , is delivered pursuant to Section 5(k)(i) of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that Security Agreement dated as of May [2], 2013 (as the same may from time to time be amended, supplemented, modified or restated, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to HSBC Bank USA, National Association, as Administrative Agent, for the benefit of the Secured Parties.  Initially capitalized terms used but not defined herein will have the meaning ascribed to such terms in the Security Agreement.  The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below will be and become part of the Pledged Interests pledged by the undersigned to Administrative Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below will be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 4(g) of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

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